Exhibit 99.1
Avantor Reports First Quarter 2020 Results

•	Revenue of $1.52 billion, increase of 2.6%; organic growth of 4.1%

•	Net income of $47 million; Adjusted EBITDA $262.8 million, increase of 6%

•	Diluted GAAP EPS $0.05; adjusted EPS $0.17, increase of 64%

•	Operating cash flow $253.1 million; free cash flow $240.5 million, increase of 284%

•	Adjusted net leverage of 4.4x from 4.6x at December 31, 2019; liquidity remains strong

•	The Company is withdrawing previously issued guidance due to COVID-19
Radnor, Pa. – April 29, 2020 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission critical products and services to customers in the life sciences and advanced technologies & applied materials industries, today reported financial results for the first quarter ended March 31, 2020.
“The unprecedented global impact of the COVID-19 pandemic makes Avantor’s mission of setting science in motion to create a better world more important now than ever before,” said Michael Stubblefield, Chief Executive Officer at Avantor. “Our commitment to supporting customers with the mission-critical products and solutions they need to detect and treat COVID-19 has not wavered since the pandemic emerged. We are actively working to support their ongoing initiatives in testing, vaccine and therapy development.”
“Our strong first quarter results reflect the resiliency of our business model. We executed well in a challenging environment and delivered strong revenue and EBITDA growth, outstanding cash generation and continued on the path of deleveraging our balance sheet."
“I am extremely proud of all our associates around the world who continue their tireless work serving our customers and living our values every day,” Stubblefield concluded.

First Quarter 2020
For the three months ended March 31, 2020, net sales were $1.52 billion, an increase of 2.6% compared to the first quarter of 2019. Foreign currency translation had a negative impact of approximately 1.5% resulting in organic sales growth of 4.1%. Net income increased to $47.0 million from a loss of $6.2 million in the comparable prior period. Adjusted EBITDA increased 6% to $262.8 million, and up 7% excluding foreign exchange translation impact.
Diluted GAAP EPS was $0.05 compared to a diluted GAAP loss per share of $0.59 for the comparable prior period, while adjusted EPS increased 64% to $0.17.
Cash performance was strong as the company generated $240.5 million of free cash flow, up 284% from the comparable prior period. This performance reflects operational execution in working capital, reduced cash paid for interest and taxes.
At March 31, 2020, adjusted net leverage was 4.4x, down from 4.6x at December 31, 2019.
First Quarter 2020 - Segment Results

Management now uses Adjusted EBITDA to measure and evaluate the internal operating performance of the Company’s business segments. Adjusted EBITDA is also our segment reporting profitability measure under generally accepted accounting principles.
Americas

•
Net sales were $899.1 million, a reported increase of 4.9%, as compared to $857.3 million in the first quarter of 2019. Organic sales increased 5.4% driven by high-single digit organic growth in Biopharma and mid-single digit organic growth in Advanced Technologies & Applied Materials end markets.

•	Adjusted EBITDA margin increased 170 basis points to 21.1%, as compared to 19.4% in the first quarter of 2019.
Europe

•
Net sales were $544.0 million, flat as compared to $542.1 million in the first quarter of 2019. Organic sales increased 3.3% driven by high-single digit organic growth in Biopharma and Healthcare end markets.

•	Adjusted EBITDA margin increased 40 basis points to 16.9%, as compared to 16.5% in the first quarter of 2019.
AMEA

•	Net sales were $75.9 million, a reported decrease of 5.9%, as compared to $80.7 million in the first quarter of 2019. Organic sales declined 5.1% driven by the impact of COVID-19.

•	Adjusted EBITDA margin decreased 540 basis points to 17.6%, as compared to 23.0% in the first quarter of 2019.
Conference Call
Avantor will host a conference call to discuss its results today, April 29, at 5:00 p.m. ET. To hear the live webcast, please see the Investors section of the Company’s website at www.avantorsciences.com. Or you may listen to the call by dialing (866) 211-4132 (domestic) or (647) 689-6615 (international) and use the conference code 3889814. Prior to the webcast, a presentation relating to the earnings call will be available on the Company’s website.
Following the live webcast, an audio archive of the webcast and the slide presentation will be available under https://ir.avantorsciences.com/investors/events-and-presentations/.
About Avantor
Avantor is a leading global provider of mission critical products and services to customers in the life sciences and advanced technologies & applied materials industries. We operate in more than 30 countries and deliver an extensive portfolio of products and services. We set science in motion to create a better world. For more information, please visit www.avantorsciences.com.
Use of non-GAAP Financial Measures
To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one, single financial measurement or communication.
The non-GAAP financial measures used in this press release are organic sales, Adjusted EBITDA, adjusted net income, adjusted EPS, adjusted net leverage, free cash flow and unlevered free cash flow.

•
Organic sales eliminate from our reported net sales the impacts of earnings from any acquired or disposed businesses and changes in foreign currency exchange rates. We believe that this measurement is useful to investors as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented. This measurement is used by our management for the same reason.

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Adjusted EBITDA is used by investors to measure and evaluate our operating performance exclusive of interest expense, income tax expense, depreciation, amortization and certain other adjustments. We believe that this measurement is useful to investors as a way to analyze the underlying trends in our core business consistently across the periods presented. This measurement is used by our management for the same reason.

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Adjusted EPS is our diluted earnings per share adjusted to normalize the number of shares outstanding for our position immediately after our initial public offering and to exclude amortization and various other items on an after-tax basis. The normalization of shares reflects for all periods (i) the total number of shares of common stock outstanding following our initial public offering, as well as (ii) the dilutive effect of the assumed exercise or conversion of instruments following our initial public offering (including our 6.250% Series A mandatory convertible preferred stock assuming the lowest rate of conversion into common stock). We believe that this measurement is useful to investors as an additional way to analyze the underlying trends in our business consistently across the periods presented. This measurement is used by our management for the same reason.

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Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the run-rate effect of synergies). We believe that this measurement is useful to investors as a way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business. This measurement is used by our management for the same reason.

•
Free cash flow and unlevered free cash flow are equal to our cash flow from operating activities, excluding capital expenditures and, in the case of unlevered free cash flow, excluding our cash interest net of tax. We believe that these measurements are useful to investors as they provide a view on the Company’s ability to generate cash for use in financing or other investment activities. These measurements are used by management for the same reason.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K and our Form 10-Q that will be filed later today, as such risk factors may be updated from time to time in our periodic filings with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of operations

(in millions, except per share data)	Three months ended March 31,
	2020	2019
Net sales	$1,519.0	$1,480.1
Cost of sales	1,017.1	1,004.9
Gross profit	501.9	475.2
Selling, general and administrative expenses	343.5	337.6
Operating income	158.4	137.6
Interest expense	(94.5)	(128.6)
Other income (expense), net	0.8	(5.1)
Income before income taxes	64.7	3.9
Income tax expense	(17.7)	(10.1)
Net income (loss)	$47.0	$(6.2)
Accumulation of yield on preferred stock	(16.1)	(71.8)
Net income (loss) available to common stockholders	$30.9	$(78.0)

Earnings (loss) per share:
Basic	$0.05	$(0.59)
Diluted	$0.05	$(0.59)
Weighted average shares outstanding:
Basic	573.7	132.8
Diluted	581.3	132.8

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated balance sheets

(in millions)	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$346.3	$186.7
Accounts receivable, net	1,041.1	988.8
Inventory	686.1	711.2
Other current assets	123.1	134.8
Total current assets	2,196.6	2,021.5
Property, plant and equipment, net	556.0	557.0
Other intangible assets, net	4,097.7	4,220.2
Goodwill	2,736.4	2,769.4
Other assets	199.5	205.2
Total assets	$9,786.2	$9,773.3
Liabilities and equity
Current liabilities:
Current portion of debt	$14.3	$93.5
Accounts payable	610.9	560.2
Employee-related liabilities	114.0	114.3
Accrued interest	135.0	74.2
Other current liabilities	252.4	232.3
Total current liabilities	1,126.6	1,074.5
Debt, net of current portion	5,040.4	5,023.0
Deferred income tax liabilities	767.4	785.4
Other liabilities	411.7	428.2
Total liabilities	7,346.1	7,311.1
Stockholders’ equity:
Mandatory convertible preferred stock including paid-in capital	1,003.7	1,003.7
Common stock including paid-in capital	1,748.0	1,748.1
Accumulated deficit	(158.3)	(203.7)
Accumulated other comprehensive loss	(153.3)	(85.9)
Total stockholders’ equity	2,440.1	2,462.2
Total liabilities and equity	$9,786.2	$9,773.3

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of cash flows

(in millions)	Three months ended March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$47.0	$(6.2)
Reconciling adjustments:
Depreciation and amortization	96.5	98.3
Stock-based compensation expense	8.4	4.8
Provision for accounts receivable and inventory	13.6	7.7
Deferred income tax benefit	(4.2)	(21.5)
Amortization of deferred financing costs	6.9	10.4
Foreign currency remeasurement loss	6.7	7.2
Changes in assets and liabilities:
Accounts receivable	(80.1)	(54.2)
Inventory	5.3	(41.2)
Accounts payable	67.0	5.4
Accrued interest	60.8	59.7
Other assets and liabilities	24.5	5.5
Other, net	0.7	(0.9)
Net cash provided by operating activities	253.1	75.0
Cash flows from investing activities:
Capital expenditures	(12.6)	(12.4)
Other	0.7	4.5
Net cash used in investing activities	$(11.9)	$(7.9)

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of cash flows (continued)

(in millions)	Three months ended March 31,
	2020	2019
Cash flows from financing activities:
Debt borrowings	$—	$3.6
Debt repayments	(63.8)	(109.7)
Payments of dividends on preferred stock	(16.1)	—
Other	6.8	—
Net cash used in financing activities	(73.1)	(106.1)
Effect of currency rate changes on cash	(8.5)	(1.8)
Net change in cash and cash equivalents	159.6	(40.8)
Cash, cash equivalents and restricted cash, beginning of period	189.3	187.7
Cash, cash equivalents and restricted cash, end of period	$348.9	$146.9
Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures

(in millions)	Three months ended March 31,
	2020	2019
Net income (loss)	$47.0	$(6.2)
Amortization	77.4	78.6
Net foreign currency loss from financing activities	1.6	6.2
Restructuring and severance charges	1.2	5.5
VWR transaction, integration and planning expenses	3.6	6.3
Other	0.7	(0.8)
Income tax benefit applicable to pretax adjustments	(19.6)	(21.4)
Adjusted Net Income	111.9	68.2
Interest expense	94.5	128.6
Depreciation	19.1	19.7
Income tax provision applicable to Adjusted Net Income	37.3	31.5
Adjusted EBITDA	$262.8	$248.0

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Earnings per share

(shares in millions)	Three months ended March 31,
	2020	2019
Diluted earnings (loss) per share (GAAP)	$0.05	$(0.59)
Dilutive impact of convertible instruments	0.02	0.57
Normalization*	—	0.01
Fully diluted earnings (loss) per share (non-GAAP)	0.07	(0.01)
Amortization	0.12	0.12
Net foreign currency loss from financing activities	—	0.01
Restructuring and severance charges	—	0.01
VWR transaction, integration and planning expenses	0.01	0.01
Other	—	—
Income tax benefit applicable to pretax adjustments	(0.03)	(0.03)
Adjusted EPS (non-GAAP)	$0.17	$0.11

Weighted average shares outstanding:
Diluted (GAAP)	581.3	132.8
Incremental shares excluded for GAAP	73.9	130.2
Normalization*	(12.5)	379.7
Share count for Adjusted EPS (non-GAAP)	642.7	642.7

*
Adjusted EPS reflects the share count of 642.7, the proforma fully diluted share count that was determined immediately following our May 2019 initial public offering. That share count assumes the mandatory convertible preferred stock is converted at the lowest conversion ratio and does not reflect the vesting or exercise of any stock-based awards following the IPO.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Free cash flow and unlevered free cash flow

(in millions)	Three months ended March 31,
	2020	2019
Net cash provided by operating activities	$253.1	$75.0
Capital expenditures	(12.6)	(12.4)
Free cash flow (non-GAAP)	240.5	62.6
Cash interest (net of tax)[1]	20.2	43.5
Unlevered free cash flow (non-GAAP)	$260.7	$106.1

[1]	Cash interest tax-effected using tax rates of 26% for the three months ended March 31, 2020 and 2019.
Net leverage

(dollars in millions)	March 31, 2020
Total debt, gross	$5,181.2
Less cash and cash equivalents	(346.3)
	$4,834.9

Trailing twelve months Adjusted EBITDA	$1,046.0
Trailing twelve months ongoing stock-based compensation expense	35.8
Pro forma adjustment for projected synergies	20.3
	$1,102.1

Net leverage (non-GAAP)	4.4	x

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales

(in millions)	March 31,		Reconciliation of reported change to organic change
			Reported change	Foreign currency impact	Organic
	2020	2019
Three months ended:
Americas	$899.1	$857.3	$41.8	$(4.5)	$46.3
Europe	544.0	542.1	1.9	(15.8)	17.7
AMEA	75.9	80.7	(4.8)	(0.7)	(4.1)
Total	$1,519.0	$1,480.1	$38.9	$(21.0)	$59.9
Media Contact
Allison Hosak
Senior Vice President, Global Communications
Avantor
908-329-7281
Allison.Hosak@avantorsciences.com
Investor Relations Contact
Tommy J. Thomas, CPA
Vice President, Investor Relations
Avantor
781-375-8051
Tommy.Thomas@avantorsciences.com